4.15


                                   Exhibit "A"

                           WILLIAM C. HITCHCOCK, E.A.
                              (E.A. No. 2002-71239)
                                 P.O. BOX 50068
                              IRVINE, CA 92619-0068
                           Tel. & Fax: (949) 651-6344

March 15, 2004

BioGentech, Inc.
2445 McCabe Way, Ste. 150
Irvine, CA 92612

Re: Summary Invoice as of March 15, 2004

The following amount remains due and unpaid from previously invoiced services and costs advanced, in accordance with our agreement: Twenty-one thousand, five hundred eighty four dollars ($21,584.00).

Thank you,


/s/ William C. Hitchcock
William C. Hitchcock, E.A.